 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2019

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Caspian Court
Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 4, 2019, Infinera Corporation (the “Company”) entered into a First Amendment to Unit Purchase Agreement (the “Amendment”), which amends that certain Unit Purchase Agreement (the “Purchase Agreement”), dated as of July 23, 2018, by and among the Company, Coriant Investor LLC and Oaktree Optical Holdings, L.P. (“Lender”).
Pursuant to the Amendment, Lender has agreed to extend the first expiration of the lock-up on the shares of the Company’s common stock it acquired pursuant to the Purchase Agreement by an additional six months until October 1, 2019 and the second expiration of the lock-up by an additional six months until April 1, 2020.
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Unit Purchase Agreement, dated as of March 4, 2019, by and among Infinera Corporation, Coriant Investor LLC and Oaktree Optical Holdings, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: March 4, 2019	By:	/s/ BRAD D. FELLER
Brad D. Feller Chief Financial Officer